BIDDING PROCEDURES

ClickableOil.com, Inc. (the "Debtor) has entered into an asset purchase agreement (the "APA), dated on or about August 29, 2008, with NRG Heat & Power, LLC (the "Purchaser), for the sale of substantially all of the assets of the Debtor (as more fully described in the Purchase Agreement, including the assumption of certain liabilities and executory contracts, the "Purchased Assets) and are soliciting other higher or better bids for the sale of the Debtors assets.

Participation and Qualification Requirements

All Bids (as defined below) must be submitted in writing so that they are actually received no later than 5:00 PM (Eastern time) on September 30, 2008 at 4:00 pm (the "Bid Deadline"). Each Qualified Bidder (as defined below) must deliver copies of its Bid to: Lowey Dannenberg Cohen & Hart, P.C., One North Broadway, Suite 509, White Plains, NY 10601, Attention: Anne Penachio, Esq., counsel for Debtor.

Formal binding unconditional bids must contain:

an executed "clean" version of a sale agreement no less favorable than those proposed by the Purchaser in the APA (a "Modified Sale Agreement"), together with a blackline to reflect the changes from the APA executed by Debtor and such Modified Sale Agreement shall have a value, taking into account for such purposes the value of any assets excluded from such bid and the value of any liabilities assumed by such bid, as determined in the discretion of the Debtor, that exceeds by not less than $10,000.00 the consideration provided by the Purchaser; a letter setting forth the identity of the bidder (including an authorized representative thereof, such bidder's counsel), and contact information for such bidder, its authorized representative and its counsel;

written evidence of a commitment for financing or other evidence of the bidder's financial ability to consummate the sale (in a form satisfactory to Debtor in its discretion).

written evidence of a credit line with reputable suppliers of home heating oil of at least $1.50 million, necessary to meet obligations under the assumed customer contracts.

written acknowledgment that such bid is unconditional and not contingent upon any event, including, without limitation, any due diligence investigation, expense reimbursement, termination fee or the receipt of financing or any further bidding approval.

written evidence that the bidder has the requisite corporate or similar authority to consummate the investment or sale.

written acknowledgment that such proposal is irrevocable until the effective date of a transaction implementing the Successful Bid (as defined herein) and providing for the consummation of the transaction to occur no later than ten (10) days after the Bankruptcy Court approves the transaction.

an earnest money deposit in an amount of equal to ten (10%) of the purchase price (each a "Good Faith Deposit");

sufficient information to permit the Bankruptcy Court, Debtor, and applicable lessors and/or contracting parties to determine the proposed assignee's ability to comply with section 365 of the Bankruptcy Code (to the extent applicable), including providing adequate assurance of such assignee's ability to perform in the future; and

such other information as Debtor may reasonably request.

Bids that contain the foregoing shall be "Qualified Bids." Persons that comply with the foregoing shall be "Qualified Bidders." NO CONDITIONS RELATING TO THE COMPLETION OF DUE DILIGENCE SHALL BE PERMITTED TO EXIST AFTER THE BID DEADLINE.

For all purposes hereof, the Purchaser's offer to acquire the Purchased Assets pursuant to the APA shall constitute a Qualified Bid.

Obtaining Due Diligence Access

Interested bidders requesting information about the qualification process, including a form asset purchase agreement, and/or information in connection with their due diligence, should contact Anne Penachio, Esq. at Lowey Dannenberg Cohen & Hart, One North Broadway, Suite 509, White Plains, NY 10601, (914) 997-0500.

Debtor shall coordinate all reasonable requests for additional information and due diligence access from potential Qualified Bidders.

Interested bidders shall execute a confidentiality agreement with respect to proprietary information including but not limited to information regarding customer contracts.

"As Is, Where Is"

The sale of the Assets shall be on an "as is, where is" basis and without representations or warranties of any kind, nature or description by Debtor or Debtor's estate.

Auction

If a Qualified Bid (other than the bid of the Purchaser) is received by the Bid Deadline an auction shall take place before a court reporter as follows:

(a)
If more than one Qualified Bid has been received by the Debtor, the Debtor will conduct an auction on October 3, 2008 at 8:30 a.m. (the "Auction") at the offices of Anne Penachio, Lowey Dannenberg Cohen & Hart, P.C., One North Broadway, Suite 509, White Plains, NY 10601. Only a Qualified Bidder that has submitted a Qualified Bid is eligible to participate at the Auction.

(b)	Debtor shall consider as higher and better offers (the "Overbids") only those offers that meet the following requirements:

(1)
Overbid Deadline. Only a "Qualified Bidder" who has submitted a Qualified Bid, not later than such date and time as is specified in the Bidding Procedures Order (the "Bid Deadline"), will be eligible to participate. Only the authorized representatives of each Qualified Bidder, the Debtor shall be permitted to attend the Auction;

(2)
Overbid Requirements. At the Auction, Qualified Bidders shall be permitted to increase their bids. The Auction shall start at the highest purchase price stated in the highest or otherwise best Qualified Bid as disclosed to all Qualified Bidders prior to the commencement of the Auction and continue in increments of $10,000.00.

(c)
The highest or otherwise best Qualified Bid shall be determined by the Debtor. Based upon the terms of the Qualified Bids submitted by the Qualified Bidders and such other information as Debtor determines is relevant, Debtor, may conduct the Auction in the manner it determines will maximize the value of its estate. Debtor may, but is not obligated to, announce the principal terms and conditions of or provide copies of each Qualified Bid submitted by the Qualified Bidders to the other Qualified Bidders at the Auction. Debtor may, but is not obligated to, conduct the Auction by requiring each Qualified Bidder to submit sealed bids. Debtor may, but is not obligated to, from time to time, and in an open forum, advise the Qualified Bidders of their determination as to the terms of the then highest and best Qualified Bid. Unless otherwise agreed to by Debtor, no Qualified Bidder will be permitted more than one-half hour to respond to the previous bid at Auction and, at the expiration of such time (unless extended), the Auction shall conclude. Any bid submitted after the conclusion of the Auction shall not be considered for any purpose.

If, however no Qualified Bid (other than the offer of the Purchaser) is received by the Bid Deadline, then the Auction will not be held and the Purchaser will be the successful bidder and the bid of the Purchaser will be the successful bid, and at the hearing before the Court to consider the sale of the Purchased Assets to the Purchaser the Debtors will seek approval of an authority to consummate the sale transaction contemplated by the APA.

Acceptance of Qualified Bid

After completion of the Auction, Debtor will receive and consider the Qualified Bids (as increased at the Auction). Debtor (a) review each Qualified Bid, as each may be modified at the Auction, on the basis of, among other things, the following: (i) the amount of the proposed purchase price; (ii) the valuation of the Assets; (iii) the ability to close the transaction; (iv) the other contractual terms included in the proposal; (v) the speed and certainty of consummating the transaction; and (b) identify the highest and best Qualified Bid (the "Successful Bid") and the bidder making such Bid (the "Successful Bidder") and the next highest and best Qualified Bid (the "Second Best Bid") and the bidder making such Bid (the "Second Best Bidder").

At the Sale Hearing, Debtor shall present to the Bankruptcy Court for approval both the Successful Bid and the Second Best Bid. Subject to Court approval, Sellers shall effect the Sale with the Successful Bidder. If, for any reason, the Successful Bidder fails to close the Sale contemplated by its Successful Bid, then, without notice to any other party or further Court order, Sellers shall be authorized to close with the Qualified Bidder that submitted the Second Best Bid.

Debtor shall have accepted a Qualified Bid only when (i) the Bid is declared the Successful Bid, (ii) the Bankruptcy Court has approved the Successful Bid and an order approving such Bid has been docketed, (iii) definitive documentation has been executed in respect thereof; and (iv) the Sale closes.

Reservation of Rights

Debtor reserves the right, as it may determine to be in the best interests of its estate to: (i) determine which bidders are Qualified Bidders; (ii) determine which Bids are Qualified Bids; (iii) determine which Qualified Bid is the highest and best proposal and which is the next highest and best proposal, including without limitation, whether Qualified Bids for portions of the Assets, either individually or in the aggregates are higher and better than a Qualified Bid for substantially all of the Assets, (iv) reject any bid that is (a) inadequate or insufficient, (b) not in conformity with the requirements of the Sale Procedures Order or the requirements of the Bankruptcy Code or (c) contrary to the best interests of the Debtor and its estate; (v) waive terms and conditions set forth herein with respect to any or all potential bidders, (vii) impose additional terms and conditions with respect to any or all potential bidders, (vii) extend the deadlines set forth herein, (viii) adjourn or cancel the Auction and/or Sale Hearing in open court without further notice, (ix) withdraw some or all of the Assets from the sale, and (xi) modify the Sale Procedures as they may determine to be in the best interests of their estates or to withdraw the Sale Motion at any time with or without prejudice. Without limiting the generality of the foregoing, the Debtor may determine to (i) distribute or not distribute copies of other Qualified Bids to other Qualified Bidders prior to or during the Auction or (ii) proceed with sealed bidding.

Return of Good Faith Deposit

Except as otherwise provided in this paragraph with respect to the Successful Bidder and the Second Best Bidder, the Good Faith Deposits of all Qualified Bidders required to submit such a deposit under the Sale Procedures shall be returned upon or within one (1) business day after entry of the Sale Order. The Good Faith Deposit of the Successful Bidder shall be held until the closing of a Sale and applied in accordance with the Successful Bid. The Good Faith Deposit of the Second Best Bidder shall be retained in escrow until 48 hours after the closing of a Sale. Pending their return, the Good Faith Deposit of the Successful Bidder and the Second Best Bidder shall be maintained in an interest bearing escrow account. If a closing does not occur, the disposition of Good Faith Deposits shall be as provided in the Successful Bid and Second Best Bid, as applicable.